Exhibit 99.1

ALTICE USA REPORTS THIRD QUARTER 2024 RESULTS
Strong Fiber Growth; Increased Fiber Migrations and Fiber Penetration
Best Mobile Performance in Four Years
Continued Progress in Enhancing and Expanding Our Networks
Unveiled Transformation Plan to Unlock Key Free Cash Flow Opportunities

NEW YORK (November 4, 2024) -- Altice USA (NYSE: ATUS) today reports results for the third quarter ended September 30, 2024.
Dennis Mathew, Altice USA Chairman and Chief Executive Officer, said: "Over the last two years, we’ve made significant progress in strengthening our networks, stabilizing our operations, and setting a strong foundation for long-term growth. These efforts have resulted in positive momentum across our fiber and mobile product lines in the third quarter. Our focus remains on transforming our business for future growth with significant revenue opportunities, including expanding our advanced product portfolio, increasing penetration of our best-in-class fiber network, and driving operational efficiencies with a sustainable capital structure. Executing on these goals will drive free cash flow, increase shareholder value and support sustainable long-term growth over time.”

Third Quarter 2024 Financial Overview
•Total revenue of $2.2 billion (-3.9% year over year)
•Residential revenue of $1.7 billion (-5.6% year over year)
•Residential revenue per user (“ARPU”)(1) of $135.77 (-1.9% year over year)
•Business Services revenue of $366.4 million (-0.1% year over year)
•News and Advertising revenue of $117.7 million (+9.5% year over year)
•Net income (loss) attributable to stockholders of ($43.0) million ($(0.09)/share on a diluted basis) in Q3 2024 and $66.8 million ($0.15/share on a diluted basis) in Q3 2023
•Net cash flows from operating activities of $436.0 million in Q3 2024 and $474.5 million in Q3 2023
•Adjusted EBITDA(2) of $862.0 million (-5.8% year over year), and margin of 38.7%
•Cash capital expenditures of $359.2 million (+1.7% year over year) and Capital intensity(3) of 16.1% (13.1% excluding fiber and new builds)
◦We remained disciplined on capital spend over the course of the year and now anticipate cash capital expenditures of $1.5 billion in full year 2024, representing a $200 million dollar reduction compared to full year 2023 cash capital expenditures
•Free Cash Flow(2) of $76.9 million, including $115 million of higher cash interest in Q3 2024 year over year

Third Quarter 2024 Key Operational Highlights
•Strong Fiber Net Adds Reaching 482k Fiber Customers, a +63% Increase in Total Fiber Customers Compared to Q3 2023
◦Fiber customer growth continued in Q3 2024 with +47k fiber net additions, of which 73% were driven by migrations of existing customers
◦Fiber network penetration reached 16.6% at the end of Q3 2024, up from 10.8% at the end of Q3 2023
•Mobile Line Net Adds of +36k in Q3 2024, Representing the Highest Mobile Line Net Adds in Four Years; Reaching 420k Lines
◦Optimum Mobile line net additions of +36k in Q3 2024, compared to +24k in Q3 2023
◦5.2% of broadband base converged with mobile(4) at the end of Q3 2024, up from 3.2% at the end of Q3 2023
•Strengthening Our Go-To-Market Strategy to Leverage Convergence Opportunities
◦Simplified product offers and base management strategy to drive convergence and provide customers more value
◦Evolved our video model with the introduction of new TV packages -- Entertainment TV, Extra TV, & Everything TV -- which drive higher margins via mutually beneficial programming agreements, offer consumers more content flexibility and are available alongside a customer's favorite streaming services via Optimum Stream
•Total Broadband Primary Service Units (PSUs) Net Losses of -50k(5)
◦Broadband net losses were -50k(5) in Q3 2024, compared to -31k in Q3 2023
◦Performance was driven by continued low levels of switching activity, competitive pressures across our footprint, and muted trends in the income-constrained segment, including elevated non-pay disconnects from prior ACP subscribers
•Continued Progress in Delivering on Multi-Year Network Strategy; Reaching Nearly 3 million Fiber Passings
◦Fiber passings additions of +52k in Q3 2024, reaching 2.9 million fiber passings, and targeting approximately 3 million fiber passings by year-end 2024
◦Total passings additions of +38k in Q3 2024, reaching 9.8 million total passings, and targeting over 175k additional passings in full year 2024
◦Capital intensity(3) of 16.1% in Q3 2024 compared to 15.2% in Q3 2023
◦Service call rate(6) improved by 11% year over year in Q3 2024
◦Service visit repeat rate(7) improved by 28% year over year in Q3 2024
◦Achieved approximately 99% node health across our entire footprint in Q3 2024 through enhanced node monitoring and proactive maintenance
◦Deploying new digital modulation technologies on our DOCSIS 3.1 HFC network to improve broadband performance with over 3 million customers expected to benefit from better speed attainability and reliability this year

Opportunities to Improve Free Cash Flow(2) Over Time
•Revenue Opportunities
◦Improve broadband subscriber trends
◦Reach 1 million+ mobile lines by year-end 2027
◦Launch additional high margin value-added services
◦Expand B2B product portfolio and scalable solutions
•Fiber Penetration
◦Maximize asset value and competitive positioning
◦Accelerate growth of fiber base with plans to achieve 1 million+ fiber subscribers by year-end 2026
◦Deliver 30%+ fiber penetration year-end 2026
•Operational Efficiency
◦Achieve gross margin of ~70% by year-end 2026
◦Improve other operating expenses(8) by 4-6% by year-end 2026
◦Return normalized Adjusted EBITDA(2) margins to ~40%
•Sustainable Capital Structure
◦Sufficient liquidity to support long-term operational roadmap
◦Deliver annual capex under $1.3bn in full year 2025
◦Maintain positive annual Free Cash Flow(2)

Balance Sheet Review as of September 30, 2024
•Net debt(9) for CSC Holdings, LLC Restricted Group was $23,180 million at the end of Q3 2024, representing net leverage of 7.2x L2QA(10)
◦The weighted average cost of debt for CSC Holdings, LLC Restricted Group was 6.9% and the weighted average life of debt was 4.4 years
•Net debt(9) for Cablevision Lightpath LLC was $1,410 million at the end of Q3 2024, representing net leverage of 5.7x L2QA(10)
◦The weighted average cost of debt for Cablevision Lightpath LLC was 5.4% and the weighted average life of debt was 3.3 years
•Consolidated net debt(9) for Altice USA was $24,564 million, representing consolidated net leverage of 7.1x L2QA(10)
◦The weighted average cost of debt for consolidated Altice USA was 6.8% and the weighted average life of debt was 4.3 years

Shares Outstanding
•As of September 30, 2024, Altice USA had 461,189,373 combined shares of Class A and Class B common stock outstanding

Customer Metrics (in thousands, except per customer amounts)
	Q1-23	Q2-23	Q3-23	Q4-23	FY-23	Q1-24	Q2-24	Q3-24
Total Passings(11)	9,512.2	9,578.6	9,609.0	9,628.7	9,628.7	9,679.3	9,746.4	9,784.7
Total Passings additions	48.4	66.4	30.4	19.7	164.9	50.6	67.2	38.3
Total Customer Relationships(5)(12)(13)
Residential	4,472.4	4,429.5	4,391.5	4,363.1	4,363.1	4,326.8	4,272.3	4,217.5
SMB	380.9	381.0	381.1	380.3	380.3	379.7	379.7	378.4
Total Unique Customer Relationships	4,853.3	4,810.5	4,772.6	4,743.5	4,743.5	4,706.5	4,652.0	4,595.9
Residential net additions (losses)	(26.1)	(42.9)	(38.0)	(28.4)	(135.4)	(36.3)	(54.5)	(54.8)
Business Services net additions (losses)	(0.3)	0.1	0.1	(0.8)	(0.9)	(0.7)	0.0	(1.2)
Total customer net additions (losses)	(26.4)	(42.7)	(37.9)	(29.2)	(136.2)	(37.0)	(54.5)	(56.1)
Residential PSUs(5)
Broadband	4,263.7	4,227.0	4,196.0	4,169.0	4,169.0	4,139.7	4,088.7	4,039.5
Video	2,380.5	2,312.2	2,234.6	2,172.4	2,172.4	2,094.7	2,021.9	1,944.8
Telephony	1,703.5	1,640.8	1,572.7	1,515.3	1,515.3	1,452.1	1,391.1	1,326.0
Broadband net additions (losses)	(19.2)	(36.8)	(31.0)	(27.0)	(113.9)	(29.4)	(51.0)	(49.2)
Video net additions (losses)	(58.6)	(68.3)	(77.6)	(62.2)	(266.7)	(77.7)	(72.8)	(77.0)
Telephony net additions (losses)	(60.6)	(62.7)	(68.1)	(57.4)	(248.9)	(63.1)	(61.1)	(65.1)
Residential ARPU ($)(1)	135.32	137.44	138.42	136.01	136.80	135.67	135.95	135.77
SMB PSUs
Broadband	349.0	349.1	349.4	348.9	348.9	348.5	348.8	347.7
Video	95.3	93.7	91.9	89.6	89.6	87.3	85.4	83.3
Telephony	210.0	208.0	205.9	203.2	203.2	200.7	199.2	196.8
Broadband net additions (losses)	(0.1)	0.1	0.3	(0.5)	(0.2)	(0.4)	0.3	(1.1)
Video net additions (losses)	(2.0)	(1.6)	(1.8)	(2.3)	(7.7)	(2.3)	(1.9)	(2.1)
Telephony net additions (losses)	(2.3)	(2.0)	(2.1)	(2.6)	(9.1)	(2.6)	(1.4)	(2.4)
Total Mobile Lines(14)
Mobile ending lines	247.9	264.2	288.2	322.2	322.2	351.6	384.5	420.1
Mobile ending lines excluding free service	223.3	257.9	288.1	322.2	322.2	351.6	384.5	420.1
Mobile line net additions	7.6	16.3	24.1	34.0	82.0	29.3	33.0	35.5
Mobile line net additions ex-free service	14.6	34.6	30.3	34.1	113.5	29.3	33.0	35.5

Fiber (“FTTH”) Customer Metrics (in thousands)
	Q1-23	Q2-23	Q3-23	Q4-23	FY-23	Q1-24	Q2-24	Q3-24
FTTH Total Passings(15)	2,373.0	2,659.5	2,720.2	2,735.2	2,735.2	2,780.0	2,842.0	2,893.7
FTTH Total Passing additions	214.2	286.6	60.7	14.9	576.4	44.8	62.0	51.7
FTTH Residential customer relationships	207.2	245.9	289.3	333.8	333.8	385.2	422.7	468.5
FTTH SMB customer relationships	2.7	3.9	5.7	7.6	7.6	9.4	11.4	13.1
FTTH Total Customer Relationships(16)	209.9	249.7	295.1	341.4	341.4	394.6	434.1	481.6
FTTH Residential net additions	37.2	38.6	43.4	44.5	163.8	51.4	37.5	45.7
FTTH SMB net additions	0.9	1.2	1.9	1.8	5.8	1.9	2.0	1.7
FTTH Total Customer Net Additions	38.1	39.8	45.3	46.3	169.7	53.2	39.5	47.4

Altice USA Consolidated Operating Results ($ and shares in thousands, except per share data) (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Revenue:
Broadband	$913,417	$961,751	$2,745,400	$2,884,661
Video	715,117	775,818	2,210,156	2,321,557
Telephony	69,877	73,640	212,545	227,390
Mobile	30,563	20,320	82,935	53,993
Residential revenue	1,728,974	1,831,529	5,251,036	5,487,601
Business services and wholesale	366,355	366,852	1,100,506	1,095,197
News and Advertising	117,682	107,484	328,687	319,686
Other	14,689	11,335	39,161	32,968
Total revenue	2,227,700	2,317,200	6,719,390	6,935,452
Operating expenses:
Programming and other direct costs	711,330	750,538	2,174,677	2,284,537
Other operating expenses	674,564	667,278	2,019,356	1,974,651
Restructuring, impairments and other operating items	10,871	4,453	15,525	39,303
Depreciation and amortization (including impairments)	386,342	402,366	1,170,503	1,237,283
Operating income	444,593	492,565	1,339,329	1,399,678
Other income (expense):
Interest expense, net	(448,168)	(420,216)	(1,328,264)	(1,216,203)
Gain on investments and sale of affiliate interests, net	—	—	292	192,010
Loss on derivative contracts, net	—	—	—	(166,489)
Gain (loss) on interest rate swap contracts, net	(45,657)	31,972	10,220	78,708
Gain (loss) on extinguishment of debt and write-off of deferred financing costs	—	—	(7,035)	4,393
Other income (loss), net	(1,495)	(1,470)	(4,526)	7,165
Income (loss) before income taxes	(50,727)	102,851	10,016	299,262
Income tax benefit (expense)	9,892	(27,336)	(42,045)	(106,433)
Net income (loss)	(40,835)	75,515	(32,029)	192,829
Net income attributable to noncontrolling interests	(2,135)	(8,676)	(16,773)	(21,825)
Net income (loss) attributable to Altice USA stockholders	$(42,970)	$66,839	$(48,802)	$171,004
Basic net income (loss) per share	$(0.09)	$0.15	$(0.11)	$0.38
Diluted net income (loss) per share	$(0.09)	$0.15	$(0.11)	$0.38
Basic weighted average common shares	460,626	454,730	459,335	454,702
Diluted weighted average common shares	460,626	455,076	459,335	455,118

Altice USA Consolidated Statements of Cash Flows ($ in thousands) (unaudited)
	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$(32,029)	$192,829
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization (including impairments)	1,170,503	1,237,283
Gain on investments and sale of affiliate interests, net	(292)	(192,010)
Loss on derivative contracts, net	—	166,489
Loss (gain) on extinguishment of debt and write-off of deferred financing costs	7,035	(4,393)
Amortization of deferred financing costs and discounts (premiums) on indebtedness	15,470	26,334
Share-based compensation	50,351	29,368
Deferred income taxes	(7,129)	(187,295)
Decrease in right-of-use assets	33,729	34,633
Allowance for credit losses	68,433	62,148
Other	5,469	9,406
Change in operating assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable, trade	(24,721)	(29,403)
Prepaid expenses and other assets	(127,820)	(76,862)
Amounts due from and due to affiliates	(45,700)	56,193
Accounts payable and accrued liabilities	(89,539)	(2,374)
Deferred revenue	8,589	9,531
Interest rate swap contracts	110,130	(1,692)
Net cash provided by operating activities	1,142,479	1,330,185
Cash flows from investing activities:
Capital expenditures	(1,042,975)	(1,409,561)
Payments for acquisitions, net of cash acquired	(5,748)	—
Other, net	2,743	(1,677)
Net cash used in investing activities	(1,045,980)	(1,411,238)
Cash flows from financing activities:
Proceeds from long-term debt	3,875,000	2,350,000
Repayment of debt	(3,891,175)	(2,215,112)
Proceeds from derivative contracts in connection with the settlement of collateralized debt	—	38,902
Principal payments on finance lease obligations	(99,426)	(112,795)
Payment related to acquisition of a noncontrolling interest	(7,261)	(7,035)
Additions to deferred financing costs	(18,936)	—
Other, net	(6,345)	(8,521)
Net cash provided by (used in) financing activities	(148,143)	45,439
Net decrease in cash and cash equivalents	(51,644)	(35,614)
Effect of exchange rate changes on cash and cash equivalents	(403)	(1,482)
Net decrease in cash and cash equivalents	(52,047)	(37,096)
Cash, cash equivalents and restricted cash at beginning of year	302,338	305,751
Cash, cash equivalents and restricted cash at end of period	$250,291	$268,655

Reconciliation of Non-GAAP Financial Measures
We define Adjusted EBITDA, which is a non-GAAP financial measure, as net income (loss) excluding income taxes, non-operating income or expenses, gain (loss) on extinguishment of debt and write-off of deferred financing costs, gain (loss) on interest rate swap contracts, gain (loss) on derivative contracts, gain (loss) on investments and sale of affiliate interests, interest expense, net, depreciation and amortization, share-based compensation, restructuring, impairments and other operating items (such as significant legal settlements and contractual payments for terminated employees). We define Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue.
Adjusted EBITDA eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of our business and from intangible assets recognized from acquisitions, as well as certain non-cash and other operating items that affect the period-to-period comparability of our operating performance. In addition, Adjusted EBITDA is unaffected by our capital and tax structures and by our investment activities.
We believe Adjusted EBITDA is an appropriate measure for evaluating our operating performance. Adjusted EBITDA and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in our industry. Internally, we use revenue and Adjusted EBITDA measures as important indicators of our business performance and evaluate management’s effectiveness with specific reference to these indicators. We believe Adjusted EBITDA provides management and investors a useful measure for period-to-period comparisons of our core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to our ongoing operating results. Adjusted EBITDA should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies.
We also use Free Cash Flow (defined as net cash flows from operating activities less cash capital expenditures) as a liquidity measure. We believe this measure is useful to investors in evaluating our ability to service our debt and make continuing investments with internally generated funds, although it may not be directly comparable to similar measures reported by other companies.

Reconciliation of Net Income (Loss) to Adjusted EBITDA ($ in thousands) (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Net income (loss)	$(40,835)	$75,515	$(32,029)	$192,829
Income tax expense (benefit)	(9,892)	27,336	42,045	106,433
Other loss (income), net	1,495	1,470	4,526	(7,165)
Loss (gain) on interest rate swap contracts, net	45,657	(31,972)	(10,220)	(78,708)
Loss on derivative contracts, net	—	—	—	166,489
Gain on investments and sale of affiliate interests, net	—	—	(292)	(192,010)
Loss (gain) on extinguishment of debt and write-off of deferred financing costs	—	—	7,035	(4,393)
Interest expense, net	448,168	420,216	1,328,264	1,216,203
Depreciation and amortization	386,342	402,366	1,170,503	1,237,283
Restructuring, impairments and other operating items	10,871	4,453	15,525	39,303
Share-based compensation	20,170	16,115	50,351	29,368
Adjusted EBITDA	861,976	915,499	2,575,708	2,705,632
Adjusted EBITDA margin	38.7%	39.5%	38.3%	39.0%

Reconciliation of net cash flow from operating activities to Free Cash Flow (Deficit) (in thousands) (unaudited):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Net cash flows from operating activities	$436,024	$474,498	$1,142,479	$1,330,185
Less: Capital expenditures (cash)	359,159	353,219	1,042,975	1,409,561
Free Cash Flow (Deficit)	$76,865	$121,279	$99,504	$(79,376)

Consolidated Net Debt as of September 30, 2024 ($ in millions)
CSC Holdings, LLC Restricted Group	Principal Amount	Coupon / Margin	Maturity
Drawn RCF	$1,700	SOFR+2.350%	2027
Term Loan B-5	2,865	L+2.500%(17)	2027
Term Loan B-6	1,972	SOFR+4.500%	2028(18)
Guaranteed Notes	1,310	5.500%	2027
Guaranteed Notes	1,000	5.375%	2028
Guaranteed Notes	1,000	11.250%	2028
Guaranteed Notes	2,050	11.750%	2029
Guaranteed Notes	1,750	6.500%	2029
Guaranteed Notes	1,100	4.125%	2030
Guaranteed Notes	1,000	3.375%	2031
Guaranteed Notes	1,500	4.500%	2031
Senior Notes	1,046	7.500%	2028
Legacy unexchanged Cequel Notes	4	7.500%	2028
Senior Notes	2,250	5.750%	2030
Senior Notes	2,325	4.625%	2030
Senior Notes	500	5.000%	2031
CSC Holdings, LLC Restricted Group Gross Debt	23,372
CSC Holdings, LLC Restricted Group Cash	(192)
CSC Holdings, LLC Restricted Group Net Debt	$23,180

CSC Holdings, LLC Restricted Group Undrawn RCF	$617

Cablevision Lightpath LLC	Principal Amount	Coupon / Margin	Maturity
Drawn RCF(19)	$—	SOFR+3.360%
Term Loan	578	SOFR+3.360%	2027
Senior Secured Notes	450	3.875%	2027
Senior Notes	415	5.625%	2028
Cablevision Lightpath Gross Debt	1,443
Cablevision Lightpath Cash	(32)
Cablevision Lightpath Net Debt	$1,410

Cablevision Lightpath Undrawn RCF	$115

Net Leverage Schedules as of September 30, 2024 ($ in millions)

	CSC Holdings Restricted Group(20)	Cablevision Lightpath LLC	CSC Holdings Consolidated(21)	Altice USA Consolidated

Gross Debt Consolidated(22)	$23,372	$1,443	$24,814	$24,814
Cash	(192)	(32)	(240)	(250)
Net Debt Consolidated(9)	$23,180	$1,410	$24,574	$24,564
LTM EBITDA	$3,231	$248	$3,478	$3,479
L2QA EBITDA	$3,210	$248	$3,457	$3,458
Net Leverage (LTM)	7.2x	5.7x	7.1x	7.1x
Net Leverage (L2QA)(10)	7.2x	5.7x	7.1x	7.1x
WACD (%)	6.9%	5.4%	6.9%	6.8%

Reconciliation to Financial Reported Debt
Altice USA Consolidated
Total Debenture and Loans from Financial Institutions (Carrying Amount)	$24,766
Unamortized financing costs and discounts, net of unamortized premiums	48
Gross Debt Consolidated(22)	24,814
Finance leases and other notes	286
Total Debt	25,100
Cash	(250)
Net Debt	$24,850

(1)ARPU is calculated by dividing the average monthly revenue for the respective period derived from the sale of broadband, video, telephony and mobile services to residential customers by the average number of total residential customers for the same period and excludes mobile-only customer relationships.
(2)See “Reconciliation of Non-GAAP Financial Measures” beginning on page 7 of this earnings release.
(3)Capital intensity refers to total cash capital expenditures as a percentage of total revenue.
(4)Broadband base converged with mobile is expressed as the percentage of customers subscribing to both broadband and mobile services divided by the total broadband customer base. Excludes mobile only customers.
(5)Customer metrics as of September 30, 2024 reflect adjustments to align to the Company’s bulk residential subscriber count policy, resulting in an increase of 4.7 thousand residential customer relationships, 3.8 thousand broadband customers and 5.2 thousand video customers. The impact of these adjustments to customer relationships, broadband and video customer net additions was not material for any period presented and as such prior period metrics were not restated.
(6)Service call rate represents technical, care and support calls per customer.
(7)Service visit repeat rate represents the number of repeat visits or truck rolls per customer within 30 days.
(8)Other Operating Expenses exclude programming and direct costs, depreciation and amortization, share-based compensation, restructuring, impairments and other operating items.
(9)Net debt, defined as the principal amount of debt less cash, and excluding finance leases and other notes.
(10)L2QA leverage is calculated as quarter end net leverage divided by the last two quarters of Adjusted EBITDA annualized.
(11)Total passings represents the estimated number of single residence homes, apartments and condominium units passed by the HFC and FTTH network in areas serviceable without further extending the transmission lines. In addition, it includes commercial establishments that have connected to our HFC and FTTH network. Broadband services were not available to approximately 30 thousand total passings and telephony services were not available to approximately 500 thousand total passings.
(12)Total Unique Customer Relationships represent the number of households/businesses that receive at least one of our fixed-line services. Customers represent each customer account (set up and segregated by customer name and address), weighted equally and counted as one customer, regardless of size, revenue generated, or number of boxes, units, or outlets on our hybrid-fiber-coaxial (HFC) and fiber-to-the-home (FTTH) network. Free accounts are included in the customer counts along with all active accounts, but they are limited to a prescribed group. Most of these accounts are also not entirely free, as they typically generate revenue through pay-per-view or other pay services and certain equipment fees. Free status is not granted to regular customers as a promotion. In counting bulk residential customers, such as an apartment building, we count each subscribing unit within the building as one customer, but do not count the master account for the entire building as a customer. We count a bulk commercial customer, such as a hotel, as one customer, and do not count individual room units at that hotel.
(13)Total Customer Relationship metrics do not include mobile-only customers.
(14)Mobile ending lines include lines receiving free service. Mobile ending lines excluding free service exclude additions relating to mobile lines receiving free service from all periods presented, and includes net additions from when customers previously on free service start making payments.
(15)Represents the estimated number of single residence homes, apartments and condominium units passed by the FTTH network in areas serviceable without further extending the transmission lines. In addition, it includes commercial establishments that have connected to our FTTH network.
(16)Represents number of households/businesses that receive at least one of our fixed-line services on our FTTH network. FTTH customers represent each customer account (set up and segregated by customer name and address), weighted equally and counted as one customer, regardless of size, revenue generated, or number of boxes, units, or outlets on our FTTH network. Free accounts are included in the customer counts along with all active accounts, but they are limited to a prescribed group. Most of these accounts are also not entirely free, as they typically generate revenue through pay-per view or other pay services and certain equipment fees. Free status is not granted to regular customers as a promotion. In counting bulk residential customers, such as an apartment building, we count each subscribing unit within the building as one customer, but do not count the master account for the entire building as a customer. We count a bulk commercial customer, such as a hotel, as one customer, and do not count individual room units at that hotel.
(17)The Incremental Term Loan B-5 bears interest at a rate equal to Synthetic USD London Interbank Offered Rate ("LIBOR") plus 2.50% per annum through March 31, 2025. Thereafter, we will be required to pay interest at a rate equal to the alternate base rate (“ABR”), plus the applicable margin, where the ABR is the greater of (x) prime rate or (y) the federal funds effective rate plus 50 basis points and the applicable margin for any ABR loan is 1.50% per annum.
(18)The Incremental Term Loan B-6 is due on the earlier of (i) January 15, 2028 and (ii) April 15, 2027 if, as of such date, any Incremental Term Loan B-5 borrowings are still outstanding, unless the Incremental Term Loan B-5 maturity date has been extended to a date falling after January 15, 2028.
(19)Under the extension amendment to the Lightpath credit agreement entered into in February 2024, $95 million of revolving credit commitments, if drawn, would be due on June 15, 2027 and $20 million of revolving credit commitments, if drawn, would be due on November 30, 2025.
(20)CSC Holdings, LLC Restricted Group excludes the unrestricted subsidiaries, primarily Cablevision Lightpath LLC and NY Interconnect, LLC.
(21)CSC Holdings Consolidated includes the CSC Holdings, LLC Restricted Group and the unrestricted subsidiaries.
(22)Principal amount of debt excluding finance leases and other notes.
Certain numerical information is presented on a rounded basis. Minor differences in totals and percentage calculations may exist due to rounding.

Contacts
Investor Relations
John Hsu: +1 917 405 2097 / john.hsu@alticeusa.com
Sarah Freedman: +1 631 660 8714 / sarah.freedman@alticeusa.com

Media Relations
Lisa Anselmo: +1 516 279 9461 / lisa.anselmo@alticeusa.com
Janet Meahan: +1 516 519 2353 / janet.meahan@alticeusa.com

About Altice USA
Altice USA (NYSE: ATUS) is one of the largest broadband communications and video services providers in the United States, delivering broadband, video, mobile, proprietary content and advertising services to approximately 4.6 million residential and business customers across 21 states through its Optimum brand. We operate Optimum Media, an advanced advertising and data business, which provides audience-based, multiscreen advertising solutions to local, regional and national businesses and advertising clients. We also offer hyper-local, national and international news through our News 12 and i24NEWS networks.

FORWARD-LOOKING STATEMENTS
Certain statements in this earnings release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements other than statements of historical facts contained in this earnings release, including, without limitation, those regarding our intentions, beliefs or current expectations concerning, among other things: our future financial conditions and performance, our revenue streams, results of operations and liquidity, including Free Cash Flow; our strategy, objectives, prospects, trends, service and operational improvements, capital expenditure plans, broadband, fiber, video and mobile growth, product offerings and passings; our ability to achieve operational performance improvements; our ability to achieve near and longer term revenue, penetration, operational efficiency and capital structure opportunities (including mobile lines, fiber subscribers, fiber penetration, gross margin, operating expenses, EBITDA margins, annual capital expenditures, and annual Free Cash Flow); and future developments in the markets in which we participate or are seeking to participate. These forward-looking statements can be identified by the use of forward-looking terminology, including without limitation the terms “anticipate”, “believe”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “opportunity”, “plan”, “project”, “should”, “target”, or “will” or, in each case, their negative, or other variations or comparable terminology. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. To the extent that statements in this earnings release are not recitations of historical fact, such statements constitute forward-looking statements, which, by definition, involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements including risks referred to in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q. You are cautioned to not place undue reliance on Altice USA’s forward-looking statements. Any forward-looking statement speaks only as of the date on which it was made. Altice USA specifically disclaims any obligation to publicly update or revise any forward-looking statement, as of any future date.